UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2011

Date of Report (Date of earliest event reported)

THERABIOGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

866-284-9561
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates Item 5.02 of the Current Report on Form 8-K filed by TheraBiogen, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on March 15, 2011 (the “Original Filing”).  The Company failed to include a brief description of the terms and conditions of the 2011 Employee, Director and Consultant Incentive Plan and the 2011 Board Compensation Plan.  The Company is filing this Current Report on Form 8-K/A to include such information in Item 5.02.

Except for the amended and restated information included in Item 5.02, this Current Report on Form 8-K/A continues to describe the Company’s condition as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events.  Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have come to be known to us after the date of the Original Filing, and such forward-looking statements should be read in their historic context.  This Current Report on Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC, including any amendments to those filings.
Section 5 - Corporate Governance and Management Item 5.02 - Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2011, the Board of Directors appointed Dr. Phillip Forman as the Secretary, Chief Compliance Officer and member of the Board of Directors of the Company.  On that same date, the Board of Directors also appointed Mr. Richard Rifenburgh as a member of the Board of Directors of the Company and Chairman of the Compensation Committee.

Phillip Forman, DPM, served as the Co- Chief Compliance Officer of The Center for Wound Healing, Inc. (“CFWH”), a leading manager of comprehensive wound care treatment centers that offer hyperbaric oxygen therapy as well as traditional wound care treatment modalities from April 2006 until December 2010.  Prior to Dr. Forman’s service with CFWH, he was the Medical Director of the New York Hyperbaric, the predecessor to American Hyperbaric, Inc.  Prior to joining New York Hyperbaric, Dr. Forman served as the co-medical director of the Staten Island University Hospital Diabetic Treatment Center.  Dr. Forman received his doctor degree of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine.  His degree is a Diplomat, American Board of Podiatric Surgery. His academic appointments include Podiatric Attending, and he has lectured both nationally and internationally on advanced wound care and hyperbaric medicine.  In addition, Dr. Forman has extensively participated in numerous wound care clinical trials involving diabetic foot infections, novel antibiotics, and new biopharmaceuticals for problem and non-healing wounds of the lower extremities.

Richard Rifenburgh has been an officer and director of many public companies since 1964, when he was a founder of Mohawk Data Sciences Corp., a computer peripheral equipment company. Mr. Rifenburgh is a member of the Board of Directors of Spring Creek Healthcare Systems, Inc. since April 2009 and is also a member of the Board of Directors of United Health Products, Inc. since June 2008, where he serves as Chair of the Audit Committee and Compensation Committee.  Since 1968, he also has served as Chairman of the Board of Moval Management Corporation, a management consulting firm that specializes in restoring companies in financial distress.  From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of Miniscribe Corporation, a publicly-held holding company and manufacturer of computer disc drives. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., and a publicly-held company. From1996 to 2002 he served on the Board of Directors of Tristar Corporation, a publicly-held manufacturer of cosmetics and fragrances that filed for bankruptcy in 2001. From 1992 to 2001 Mr. Rifenburgh served as a director of Concurrent Computer Corporation, which is a publicly reporting company.  Since June 2008 Mr. Rifenburgh also has served as the non-executive Chairman of Board of Directors of Paradise Music and Entertainment, Inc. and previously was its Vice Chairman.  Mr. Rifenburgh attended Wayne University, majoring in Electrical Engineering.

Also on March 10, 2011, the Board of Directors adopted, subject to stockholder approval, the 2011 Employee, Director and Consultant Incentive Plan (the “2011 Incentive Plan”) and the 2011 Board Compensation Plan.

The 2011 Incentive Plan covers a maximum of six million (6,000,000) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The 2011 Incentive Plan provides for the grant of cash awards, incentive and non-qualified stock options, stock appreciation rights, restricted shares and other equity-based incentives to employees, directors and consultants.

The purpose of the 2011 Incentive Plan is to further and promote the interests of the Company and its shareholders by enabling the Company to attract, retain and motivate employees (including officers), directors and consultants, or those who will become employees, directors and consultants, and to align the interests of those individuals and the Company’s shareholders.  To do this, the 2011 Incentive Plan offers performance-based incentive awards and equity-based opportunities providing such employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

The Board of Directors will administer the 2011 Incentive Plan except to the extent the Board of Directors delegates its authority to a Committee.  Subject to the provisions of the 2011 Incentive Plan, the Board of Directors (or a Committee so delegated) is authorized to:  (i) interpret the provisions of the 2011 Incentive Plan and all stock rights and cash awards and make all rules and determinations which it deems necessary or advisable for the administration of the 2011 Incentive Plan; (ii) determine which employees, directors and consultants shall be granted stock rights and cash awards; (iii) determine the number of shares for which a stock right or stock rights shall be granted, provided, however, that in no event shall stock rights with respect to more than 1,000,000 shares be granted to any participant in any fiscal year; (iv) determine the amount of any cash award, provided, however the maximum payment which may become payable to a participant with respect to a cash award in any calendar year is $2,000,000; (v) specify the terms and conditions upon which stock rights and cash awards may be granted; and (vi) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to 2011 Incentive Plan participants or to otherwise facilitate the administration of the 2011 Incentive Plan, which sub-plans may include additional restrictions or conditions applicable to cash awards, stock rights or shares issuable pursuant to a stock right, provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended and preserving the tax status under Section 422 of the Internal Revenue Code of 1986, as amended of those options which are designated as an incentive stock option.

The foregoing summary description of the 2011 Incentive Plan is qualified in its entirety by reference to the actual terms of the 2011 Incentive Plan, which is attached hereto as Exhibit 10.1.

The 2011 Board Compensation Plan awards to each director the following:  (i) 250,000 shares of common stock (or options in the amount of 150% of the amount of shares) and warrants to purchase 125,000 shares of common stock.  The options and warrants will have an exercise price equal to $0.50 and will have a three (3) year term; (ii) $1,000 for each non-officer director that physically attends a meeting as well as traveling expenses; and (iii) $500 for each non-officer director on a telephonic meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1           2011 Employee, Director and Consultant Incentive Plan

10.2           2011 Board Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERABIOGEN, INC
Date: May 16, 2011
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer